                                                                    EXHIBIT 99.3

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma combined financial information is based on the historical financial statements of AGCO Corporation ("AGCO") and the Challenger Product Line (a product line of Caterpillar Inc.) ("Challenger") adjusted to give effect to the acquisition by AGCO of the design, assembly and marketing of the new MT Series of Challenger tractors. Under the terms of the Challenger acquisition, AGCO acquired the technology and manufacturing assets required to produce and market the new MT series of Challenger brand tractors that first will be sold to customers beginning in mid-2002. AGCO did not acquire any rights or assume any obligations relating to the prior series of the Challenger brand tractors which were produced by Caterpillar. However, the historical financial statements of the prior Challenger tractor series are used as a basis for the following pro forma combined financial information. In addition, the historical financial statements of Challenger include intercompany purchases of components and allocations of expenses from Caterpillar Inc. The intercompany prices and allocations may not be indicative of the costs and expenses that would have resulted if the Challenger business were operated as a separate entity. The following unaudited pro forma combined financial information also includes the historical financial statements of Ag-Chem Equipment Co. Inc. ("Ag-Chem") prior to AGCO's acquisition of Ag-Chem on
April 16, 2001.

         The pro forma combined financial statements were prepared to illustrate the estimated effects of the Challenger and Ag-Chem acquisitions, including acquisition-related debt and equity transactions and other assumptions. The pro forma combined statements of operations data for the year ended December 31, 2001 give effect to the acquisitions, as if the acquisitions had occurred as of January 1, 2001. The pro forma combined balance sheet data give effect to the Challenger acquisition as if it had occurred as of December 31, 2001 and has been computed by combining AGCO's consolidated balance sheet as of December 31, 2001 and Challenger's balance sheet as of December 31, 2001. The pro forma adjustments are described in the accompanying notes. The pro forma adjustments are based upon available information and assumptions that AGCO's management believes are reasonable. The pro forma financial statements do not purport to represent AGCO's results of operations or financial position for any future period or as of any date. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements of AGCO and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in AGCO's Form 10-K for the year ended December 31, 2001 and the historical financial statements of Challenger
filed as Exhibit 99.2 to AGCO's Form 8-K/A filed on April   , 2002.

         The Challenger acquisition will be accounted for under the purchase method of accounting. Under purchase accounting, the total purchase cost will be allocated to the tangible and intangible Challenger assets acquired by AGCO based upon their respective fair values as of the closing of the acquisition based on valuations and other studies, which are not yet available. A preliminary allocation of the purchase cost has been made to major categories of assets in the accompanying pro forma consolidated financial information based on estimates. The actual allocation of purchase cost and the resulting effect on income from operations may differ materially from the pro forma amounts included herein. As explained in Note 3 to the Unaudited Pro Forma Combined Balance Sheet, AGCO has assumed that the current recorded book values of Challenger's property, plant and equipment will be written down by the excess of fair value of the net assets acquired over the purchase cost in accordance with Accounting Principles Board Opinion ("APB") No. 16. Once AGCO has access to Challenger's detailed asset records, AGCO will make an allocation of the purchase price to these assets based on thorough valuations that may change the amount of currently recorded book values of Challenger's assets acquired by AGCO. In addition, AGCO will review the estimated remaining lives of the assets, which may affect the resulting depreciation and amortization relating to these assets, and accordingly, may affect net earnings and the pro forma results of operations included herein.

              UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2001
                 (in millions, except share and per share data)

                                                                                               Pro Forma
                                                                                              Acquisition            Pro Forma
                                                 AGCO       Ag-Chem (1)     Challenger(2)     Adjustments            Combined
                                               ---------   ------------     -------------     -----------            ---------
Net sales                                      $ 2,541.5     $   121.1        $    55.5          $   --              $ 2,718.1
Cost of goods sold                               2,106.7          89.2            107.4             0.2 (3)            2,300.1
                                                                                                   (3.4)(4)
                                               ---------     ---------        ---------          ------              ---------
  Gross profit                                     434.8          31.9            (51.9)            3.2                  418.0

Selling, general and administrative
  expenses                                         257.0          22.7             13.7              --                  293.4
Engineering expenses                                49.6           2.1             26.9              --                   78.6
Restructuring and other infrequent
  expenses                                          13.0            --               --              --                   13.0
Amortization of intangibles                         18.5            --               --             1.2 (5)               19.7
                                               ---------     ---------        ---------          ------              ---------

  Income (loss) from operations                     96.7           7.1            (92.5)            2.0                   13.3

Interest expense, net                               58.6           1.3             20.1             2.0 (6)               64.5
                                                                                                    0.6 (7)
                                                                                                  (18.1)(8)
Other expense, net                                  23.4           1.6              1.2             0.1 (3)               26.3
                                               ---------     ---------        ---------          ------              ---------

Income (loss) before income taxes, equity
  in net earnings of affiliates and
  extraordinary loss                                14.7           4.2           (113.8)           17.4                  (77.5)

Income tax provision (benefit)                       1.9           2.3            (45.6)            7.0 (9)              (34.4)
                                               ---------     ---------        ---------          ------              ---------

Income (loss) before equity in net
  earnings of affiliates and
  extraordinary loss                                12.8          1.9             (68.2)           10.4                  (43.1)

Equity in net earnings of affiliates                10.6          0.5                --              --                   11.1
                                               ---------     ---------        ---------          ------              ---------

Income (loss) before extraordinary loss             23.4          2.4            (68.2)           10.4                   (32.0)

Extraordinary loss, net of taxes                    (0.8)          --               --              --                    (0.8)
                                               ---------     ---------        ---------          ------              ---------

Net income (loss)                              $    22.6     $     2.4        $   (68.2)         $ 10.4              $   (32.8)
                                               =========     =========        =========          ======              =========

Net income (loss) per common share:
  Basic:
     Income (loss) before extraordinary
        loss                                   $    0.34                                                             $   (0.44)
     Extraordinary loss, net of taxes              (0.01)                                                                (0.01)
                                               ---------                                                             ---------
     Net income (loss)                         $    0.33                                                             $   (0.45)
                                               =========                                                             =========
  Diluted:
     Income (loss) before extraordinary
       loss                                    $    0.34                                                             $   (0.44)
     Extraordinary loss, net of taxes              (0.01)                                                                (0.01)
                                               ---------                                                             ---------
     Net income (loss)                         $    0.33                                                             $   (0.45)
                                               =========                                                             =========
Weighted average number of common and
 common equivalent shares outstanding:
   Basic                                            68.3                                            4.4 (10)              72.7
                                               =========                                         ======              =========
  Diluted                                           68.5                                            4.2 (10)              72.7
                                               =========                                         ======              =========

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(1) Represents the unaudited statement of operations for Ag-Chem for the period from January 1, 2001 to April 16, 2001.
(2)   Represents the audited statement of operations of Challenger for 2001.
(3) To reflect the increase in depreciation expense for the period from January 1, 2001 to April 16, 2001 from adjusting the historical book value of Ag-Chem's property, plant and equipment to estimated fair market value.
(4) To reflect the decrease in depreciation expense from adjusting the historical book value of the Challenger's property, plant and equipment to its estimated new accounting basis. (See Note 3 to the Unaudited Pro Forma Combined Balance Sheet).
(5) To reflect an increase in amortization of intangible assets for the period from January 1, 2001 to April 16, 2001 from the preliminary purchase price allocation of the net assets of Ag-Chem using amortization periods ranging from five to forty years.
(6) To reflect the increase in interest expense for the period from January 1, 2001 to April 16, 2001 for borrowings incurred to fund the cash portion of the Ag-Chem acquisition consideration of $147.5 million assuming an interest rate of 4.7%. The actual interest rate related to such debt may differ from 4.7% resulting from changes in LIBOR and changes in AGCO's debt agreements. Accordingly, for every 0.125% variance in the interest rate, interest expense related to this adjustment would increase by $0.1 million.
(7) To reflect the increase in interest expense for borrowings incurred to fund the initial purchase of production inventory from Caterpillar in the amount of $13.0 million assuming an interest rate of 4.7%. The actual interest rate related to such debt may differ from 4.7%. Accordingly, for every 0.125% variance in the interest rate, interest expense related to this adjustment would change less than $0.1 million.
(8)   To adjust Challenger interest expense as follows (in millions):

            Elimination of Challenger historical interest expense               $(20.1)
            Assumed interest expense for borrowings to fund
            Challenger's 2001 net cash provided by financing activities
            of $85.8 million assuming an interest rate of 4.7%                     2.0
                                                                                ------
                                                                                $(18.1)
                                                                                ======

      The actual interest rate related to such debt may vary from 4.7%. Accordingly, for every 0.125% change in interest rate, interest expense related to this adjustment would change by $0.1 million.

(9) To reflect an income tax provision for the net pro forma adjustments, after taking into account non-deductible goodwill amortization.

(10) To adjust the weighted average shares outstanding for the following (in millions):

            Common shares issued in connection with the Ag-Chem
            acquisition assuming the 11.8 million shares were issued
            on January 1, 2001                                                     3.4
            Common shares issued in connection with the Challenger
            acquisition                                                            1.0
                                                                                ------
            Adjustment to Basic weighted average shares                            4.4
            Elimination of dilutive shares from AGCO's historical
            weighted average shares resulting from pro forma loss                 (0.2)
                                                                                ------
            Adjustment to Diluted weighted average shares                          4.2
                                                                                ======

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             AS OF DECEMBER 31, 2001
                                  (in millions)

                                                                                       Pro Forma                Pro Forma
                                                  AGCO            Challenger(1)       Adjustments                Combined
                                                ---------         -------------       -----------               ---------
ASSETS
Current Assets:
  Cash and cash equivalents                     $    28.9           $    --             $    --                  $    28.9
  Accounts and notes receivable, net                471.9               8.0                (8.0)(2)                  471.9
  Inventories, net                                  558.8              17.7                (4.7)(3)                  571.8
  Other current assets                              122.9               9.5                (9.5)(2)                  122.9
                                                ---------           -------             -------                  ---------
     Total current assets                         1,182.5              35.2               (22.2)                 $ 1,195.5
Property, plant and equipment, net                  316.9              54.0               (32.7)(4)                  338.2
Investment in affiliates                             69.6                --                   -                       69.6
Other assets                                        190.9                --                   -                      190.9
Intangible assets, net                              413.4                --                   -                      413.4
                                                ---------           -------             -------                  ---------
     Total assets                               $ 2,173.3           $  89.2             $ (54.9)                 $ 2,207.6
                                                =========           =======             =======                  =========

LIABILITIES AND   STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                              $   272.2           $ 213.9             $(213.9)(2)              $  272.2
  Accrued expenses                                  350.7              25.1               (25.1)(2)                 350.7
  Other current liabilities                          19.9                --                  --                      19.9
                                                ---------           -------             -------                  ---------
     Total current liabilities                      642.8             239.0              (239.0)                    642.8
Long-term debt                                      617.7             190.7              (190.7)(2)                 630.7
                                                                                           13.0 (5)
Postretirement health care benefits                  25.6               4.3                (4.3)(2)                  25.6
Other noncurrent liabilities                         87.8               0.2                (0.2)(2)                  87.8
                                                ---------           -------             -------                  ---------
     Total liabilities                            1,373.9             434.2              (421.2)                  1,386.9
                                                ---------           -------             -------                  ---------

Commitments and Contingencies
Stockholders' Equity:
  Net parent investment                                --            (345.0)              345.0 (6)                     --
  Common stock                                        0.7                --                  --                        0.7
  Additional paid-in capital                        531.5                --                21.3 (7)(8)               552.8
  Retained earnings                                 645.0                --                  --                      645.0
  Unearned compensation                              (0.6)               --                  --                       (0.6)
  Accumulated other comprehensive loss             (377.2)               --                  --                     (377.2)
                                                ---------           -------             -------                  ---------
     Total stockholders' equity                     799.4            (345.0)              366.3                      820.7
                                                ---------           -------             -------                  ---------
     Total liabilities and
        stockholders' equity                    $ 2,173.3           $  89.2             $ (54.9)                 $ 2,207.6
                                                =========           =======             =======                  =========

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1) Represents the audited balance sheet of Challenger as of December 31, 2001. Certain accounts have been reclassified to conform with AGCO's presentation.

(2) To eliminate Challenger's accounts receivable, deferred taxes, accounts and intercompany payables, accrued expenses, intercompany debt and postretirement benefit liabilities that were not acquired or assumed in the Challenger acquisition.

(3) To adjust the Challenger inventory balance to equal the amount of initial production inventory purchased from Caterpillar of $13.0 million.

(4) To adjust the accounting basis for the Challenger property, plant and equipment by the excess of fair value over the purchase cost of assets acquired in the Challenger acquisition in accordance with APB No. 16.

(5) To reflect an increase in outstanding borrowings to fund the initial purchase of production inventory from Caterpillar of $13.0 million.

(6) To reflect the elimination of Challenger's historical net parent investment.

(7) To reflect the issuance of 1.0 million shares issued in connection with Challenger acquisition at the market price on the closing date of $20.85.

(8) Under the terms of the acquisition agreement, the value to Caterpillar of the AGCO common shares issued in the acquisition is protected for a period of ninety days after the initial effectiveness of the registration statement registering the resale of the shares by Caterpillar. If Caterpillar sells the common shares within the ninety day period, Caterpillar agrees to pay AGCO any excess of the sales proceeds over $20.58 per share and AGCO agrees to pay Caterpillar any shortfall of the sales proceeds under $18.62 per share. To the extent any shares remain unsold after the ninety day period, Caterpillar is required to pay AGCO the value of the remaining unsold shares in excess of $20.58 based on a five day average of the closing price of AGCO's common stock. The following table reflects the cash to be paid or received by AGCO assuming all 1.0 million shares issued in the acquisition are sold at one of the following range of common stock prices:

                                   Common                                      Cash to be
                                    Stock                                   (Paid)/Received
                                 Sales Price                                    By AGCO
                                 -----------                                ---------------
                                                                             (in millions)
                                     $17.00                                      $(1.7)
                                     $18.00                                      $(0.6)
                                     $18.50                                      $(0.1)

                                     $21.00                                       $0.4
                                     $21.50                                       $0.9
                                     $22.00                                       $1.4
                                     $22.50                                       $2.0

         These amounts have not been reflected in the Pro Forma Combined Balance Sheet. In addition, the impact of these amounts to interest expense has not been reflected in the Pro Forma Combined Statement of Operations. Assuming the range of common stock prices in the table above, the impact to interest expense would be less than $0.1 million.